Exhibit 23.1

Consent of Elliott Davis, LLC

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 24, 2006 accompanying the consolidated financial statements included in the Annual Report of CommunitySouth Bancshares, Inc. on Form 10-KSB for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of CommunitySouth Bancshares, Inc. on Form S-8.

/s/ Elliott Davis, LLC

Elliott Davis, LLC
Greenville, South Carolina
April 5, 2006